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Net Element to Acquire Quickpay, a Proprietary Payment Terminal Network That Provides Consumers with a Convenient Way to Pay for Goods or Services

Acquisition Expected to Give TOT Access to Cash-Based Economies Through an Interface Easily Localized to Fit the Lifestyle and Language of Target Markets

MIAMI & MOSCOW – July 3, 2013 – Net Element International (NASDAQ: NETE), a technology-driven group specializing in electronic commerce and mobile payment processing is pleased to announce today that they have entered into a binding term sheet to acquire Quickpay, a proprietary payment terminal network that provides consumers with a convenient way to pay for goods or services, and operate it through TOT Group (“TOT”), Net Element International’s mobile payments and transaction processing holding company. This proposed acquisition is expected to give TOT access to cash-based economies through an interface easily localized to fit the lifestyle and language of target markets.

TOT is a multinational mobile payments and transaction processing company that provides a range of groundbreaking online and offline payment solutions. TOT’s mission is to be an innovative provider of revenue enhancing payment solutions. Clients include wireless carriers, content providers and merchants. TOT delivers end-to-end payment solutions that enable merchants to reliably accept cashless transactions at the point of sale (POS). From processing of electronic payments at the POS to mobile commerce transactions to managing merchant terminals and providing information management services, TOT offers innovative solutions that allow merchants to streamline their payments resources.

Quickpay is an alternative pathway in the backbone of the global payment ecosystem. It targets participants in the cash-based economy worldwide, allowing buyers to pay for their goods and services via cash remittances made at terminals, similar in look and feel to ATMs, without the need for plastic cards or bank accounts. Payments can also be made on the Quickpay network via WAP, Web, and SMS Terminals – or via XML protocols that integrate external payment systems. Those goods and services run the gamut, from home utility bills to cell phone tariffs and cash transfers. Quickpay’s proprietary technology platform is highly secure and customizable: it provides an intuitive interface easily localized to fit the literacy, language and customs of the target markets. McKinsey & Company described the market for consumer bill payments as follows: “Consumer bill payment is a large and potentially attractive market for payments providers. Globally, consumers pay 75 billion to 100 billion bills annually, generating $25 billion to $30 billion in payments revenue, often at healthy operating margins of more than 25 percent” in its 2010 report Consumer bill payment: Learning from global archetypes.

“Russia is just one of many regions that represent a clear opportunity as it alone has over 4 billion transactions annually with 80 percent of that volume comprised of walk-in payment channels”, said Oleg Firer, CEO of Net Element. “In many Eastern European markets, banks and post offices are where approximately two-thirds of these transactions take place requiring the completion of forms and often resulting in long lines.”

“The system is designed to reliably process all payments made within seconds of consumers cash entries”, said Ilya Shurygin, the founder of Quickpay. “Our proprietary payments acceptance network offers security, convenience and an indispensable on-ramp to the connected global economy via the most simple and common monetary form: cash.”

Improving the cash-based customer’s experience is also an opportunity for merchants that place a Quickpay terminal in their convenience stores, gas stations and other highly trafficked areas. By either renting space to Quickpay or by taking a portion of the transaction fees, merchants are financially incentivized to participate – plus cash payment terminals are a proven means of attracting new customers to retail locations allowing merchants to build their core business.

The payment terminals (Quickpay Machines) can be used for paying for:

•	Mobile top-ups
•	Utilities
•	Internet
•	E-money
•	TV
•	Bank loans
•	Money transfers
•	Tickets

The terminal’s looks and bright colors are eye-catching:

•	Straightforward and user-friendly interface for customer's convenience
•	A built-in coin acceptor
•	Additional accessories are available
•	Can be equipped with additional features, such as scanner, card reader, Chip and PIN-PAD
•	Easy access due to front opening panel
•	Can be fitted with an alarm

For those that consider a cash-based payment system limited to emerging economies, consider this view of Italy as presented by the same 2010 McKinsey & Company report. In this highly developed economy, ‘20 percent of households are unbanked and over 40 percent of bills are paid in cash.’ Quickpay is currently operating in the USA, Panama, United Arab Emirates, Russia, Kazakhstan, and Kyrgyzstan with expansion plans in place for Ukraine, Latin America, Turkey and the Philippines.

The terms of the proposed acquisition are disclosed in Net Element International’s Form 8-K filed with the SEC today.

The proposed acquisition is subject to Net Element International’s satisfactory completion of due diligence, the execution of an acquisition agreement and ancillary agreements and documents satisfactory to the parties, and other customary closing conditions.

About Net Element International (NASDAQ: NETE)

Net Element International (NASDAQ: NETE) is a global technology-driven group specializing in electronic commerce, mobile payments and transactional services. The company owns and operates a global mobile payments and transaction processing provider, TOT Group, as well as several popular content monetization verticals. Together with its subsidiaries, Net Element International enables ecommerce and content-management companies to monetize their assets in ecommerce and mobile commerce environments. Its global development centers and high-level business relationships in the United States, Russia and Commonwealth of Independent States strategically position the company for continued growth. The company has U.S. headquarters in Miami and international headquarters in Moscow. More information is available at www.netelement.com.

About Quickpay

Quickpay is an alternative pathway in the backbone of global payment ecosystem and is designed to save customers time when transferring their money or paying for various services. It targets participants in the cash-based economy worldwide, allowing buyers to pay for their goods and services via cash remittances made at terminals, similar in look and feel to ATMs, without the need for plastic cards or bank accounts. Payments can also be made on the Quickpay network via WAP, Web, and SMS Terminals – or via XML protocols that integrate external payment systems. Those goods and services run the gamut, from home utility bills to cell phone tariffs and cash transfers. Quickpay’s proprietary technology platform is highly secure and customizable: it provides an intuitive interface easily localized to fit the literacy, language and customs of the target markets. More information is available at www.mpsquickpay.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “proposed,” “will,” “may,” “would,” “could,” “should,” “expect,” “expected,” “contemplated,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Net Element International’s plans, intentions and expectations with respect to the proposed acquisition of substantially all of the business assets of Quickpay; Net Element International’s satisfactory completion of due diligence with respect to Quickpay and its business, financial condition, assets and operations; the execution of an acquisition agreement and ancillary documents satisfactory to Net Element International; the satisfaction of customary closing conditions; the extent that the proposed acquisition gives TOT Group access to cash-based economies and the extent that TOT Group is able to realize benefits from any access that it obtains to such cash-based economies; and whether Net Element International or its business continues to grow. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element International and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) the failure for any reason of TOT Group to satisfactorily complete due diligence with respect to Quickpay and its business, financial condition, assets and operations; (ii) the failure of TOT Group to enter into an acquisition agreement and ancillary documents with respect to the acquisition of substantially all of the business assets of Quickpay; (iii) if such acquisition agreement is entered into, the failure of the proposed acquisition to close for any reason; (iv) risks relating to the consummation of the contemplated acquisition, including the risk that required consents to the acquisition might not be obtained in a timely manner or at all or that other closing conditions are not satisfied; (v) the impact of the proposed acquisition on the markets for Net Element International’s and its subsidiaries’ products and services and on the markets for Quickpay’s products and services; (vi) operating costs and business disruption following the proposed acquisition, including adverse effects on business relationships with third parties; (vii) the future performance of Net Element International following the closing of the proposed acquisition; and (viii) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element International with the Securities and Exchange Commission. Net Element International anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element International assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Source: Net Element

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